EXHIBIT 32.2

WRITTEN CERTIFICATION of

CHIEF FINANCIAL OFFICER

PURSUANT to 18 U.S.C. SECTION 1350

In connection with the Quarterly Report of EFJ, Inc. (the “Company”) on Form 10-Q for the quarter ended March 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jana Ahlfinger Bell, Senior Vice President and Chief Financial Officer, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

/S/ Jana Ahlfinger Bell
Jana Ahlfinger Bell
Chief Financial Officer

May 1, 2007

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.